Exhibit 3.1

CERTIFICATE OF DESIGNATIONS, NUMBER,

VOTING POWERS, PREFERENCES AND RIGHTS

OF

6.75% SERIES F CONVERTIBLE CUMULATIVE REDEEMABLE PREFERRED STOCK

OF

THE MILLS CORPORATION

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by a duly authorized committee of the Board of Directors of The Mills Corporation, a Delaware corporation (hereinafter called the “Corporation”), with the preferences and rights set forth therein relating to dividends, conversion, redemption, dissolution and distribution of assets of the Corporation having been fixed by the Board of Directors pursuant to authority granted to it under Article IV of the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware:

RESOLVED: That, pursuant to authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby authorizes the issuance of 316,250 shares of 6.75% Series F Convertible Cumulative Redeemable Preferred Stock, $0.01 par value, of the Corporation, and hereby fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in such Certificate of Incorporation, as follows:

1.               Certain Defined Terms.

As used in this Certificate of Designations, the following capitalized terms shall have the meanings set forth below.  Capitalized terms not otherwise defined in this Certificate of Designations shall have the meanings ascribed thereto in the Certificate of Incorporation.

“ADJUSTMENT EVENT” shall have the meaning assigned to it in Section 8(h).

“AFFILIATE” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“AGENT MEMBERS” shall have the meaning assigned to it in Section 15(a).

“BOARD OF DIRECTORS” shall have the meaning assigned to it in Section 3(a).

“BUSINESS DAY” means any day except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

“CALCULATION AGENT” means the agent appointed by the Corporation for the purpose of making certain determinations hereunder or, if no such agent is designated, the Corporation.

‘‘CHANGE OF CONTROL’’ means the occurrence of any of the following after the Original Issue Date:

•                  any ‘‘person’’ or ‘‘group’’ (within the meaning of Section 13(d) of the Exchange Act) other than the Corporation, its Subsidiaries or any employee benefit plan of the Corporation or any of its Subsidiaries files a Schedule TO, Schedule 13D or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of shares of Common Stock representing more than 50% of the voting power of the Common Stock entitled to vote generally in the election of directors; or

•                  consummation of any share exchange, consolidation or merger of the Corporation pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to any Person other than the Corporation or one or more of its Subsidiaries; provided, however, that a transaction where the holders of the Common Stock immediately prior to such transaction have, directly or indirectly, more than 50% of the aggregate voting power of the voting stock of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a Change of Control.

“CLOSING SALE PRICE” of the Common Stock or other capital stock or similar equity interests or other publicly traded security on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Stock or such other capital stock or similar equity interests or other securities are traded or, if the Common Stock or such other capital stock or similar equity interests or other securities are not listed on a United States national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated.  In the absence of such quotations, the Corporation will determine the Closing Sale Price on the basis it considers appropriate.

“COMMON SHARE LEGEND” shall have the meaning assigned to it in Section 16(e).

“COMMON STOCK” means the common stock of the Corporation, par value $0.01 per share.

“CONVERSION AGENT” shall have the meaning assigned to it in Section 17(a).

“CONVERSION DATE” shall have the meaning assigned to it in Section 7(b).

“CONVERSION PRICE” per share of Series F Preferred Stock means, on any date, the Liquidation Preference divided by the Conversion Rate in effect on such date.

“CONVERSION RATE” per share of Series F Preferred Stock means 16.6529 shares of Common Stock, subject to adjustment pursuant to Section 8.

“DEPOSITARY” means DTC or its successor depositary.

“DESIGNATED EVENT” means a Fundamental Change or a Termination of Trading; provided that a Fundamental Change occurring on or prior to August 1, 2014 will not be a Designated Event unless the transaction or event resulting in such Fundamental Change also constitutes a Change of Control.

“DESIGNATED EVENT PURCHASE DATE” shall have the meaning assigned to it in Section 10(a).

“DESIGNATED EVENT PURCHASE ELECTION” shall have the meaning assigned to it in Section 10(g).

“DESIGNATED EVENT PURCHASE PRICE” means an amount equal to 100% of the Liquidation Preference per share of Series F Preferred Stock being purchased, plus an amount equal to any accumulated and unpaid dividends (whether or not earned or declared) and Liquidated Damages Amounts, if any, to, but excluding, the Designated Event Purchase Date, plus the applicable Make Whole Premium (if any); provided that if a Designated Event Purchase Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, the Designated Event Purchase Price will include only an amount equal to the Liquidation Preference per share of Series F Preferred Stock being purchased plus the applicable Make Whole Premium (if any).

“DETERMINATION DATE” shall have the meaning assigned to it in Section 8(h).

“DIVIDEND PAYMENT DATE” shall have the meaning assigned to it in Section 3(a).

“DIVIDEND PERIOD” shall have the meaning assigned to it in Section 3(a)

“DIVIDEND RECORD DATE” shall have the meaning assigned to it in Section 3(a)

“DTC” shall mean The Depository Trust Company.

“EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended.

“EX-DIVIDEND DATE” means the first date on which the shares of Common Stock trade, regular way, without the right to receive such distribution, on the New York Stock Exchange, Nasdaq or such other national or regional exchange or market on which such securities are then listed or quoted.

“EXPIRATION TIME” shall have the meaning assigned to it in Section 8(a)(v).

“FAIR MARKET VALUE” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

“FUNDAMENTAL CHANGE” is any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the shares of Common Stock are exchanged for, converted into, acquired for or constitute solely the right to receive, consideration that is not all or substantially all shares of common stock that:

•                  are listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or

•                  are approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

“GLOBAL PREFERRED SHARE” shall have the meaning assigned to it in Section 15(a).

“GLOBAL SHARES LEGEND” shall have the meaning assigned to it in Section 15(a).

“INITIAL PURCHASERS” mean Morgan Stanley & Co.  Incorporated and Goldman, Sachs & Co.

“LIQUIDATED DAMAGES AMOUNT” shall have the meaning assigned to it in the Registration Rights Agreement.

“LIQUIDATION PREFERENCE” means $1,000.00 per share of Series F Preferred Stock.

“MAKE WHOLE PREMIUM” means, with respect to any Fundamental Change described in Section 11(a), the amount determined in accordance with Section 11(b).

“MARKET PRICE,” with respect to Common Stock or other publicly traded security means, with respect to any Designated Event Purchase Date, the average of the Closing Sale Prices of such Common Stock or other security for the 10 consecutive Trading Days ending on the third Trading Day prior to the Designated Event Purchase Date, appropriately adjusted, in the case of Common Stock, to take into account the occurrence, during the period commencing on the first Trading Day of such 10 Trading-Day period and ending on the Designated Event Purchase Date of any event requiring an adjustment of the Conversion Rate pursuant to Section 8.

“NASDAQ” means the National Association of Securities Dealers Automated Quotation System.

“NON-ELECTING SHARE” shall have the meaning assigned to it in Section 9.

“NOTICE OF CONVERSION” shall have the meaning assigned to it in Section 7(b)(i).

“ORIGINAL ISSUE DATE” means August 23, 2004.

“PAYING AGENT” shall have the meaning assigned to it in Section 17(a).

“PERSON” means an individual, a corporation, an association, a partnership, a limited liability company, a joint venture, a joint stock company, a trust, an unincorporated organization or any other entity or organization, a government or political subdivision or an agency or instrumentality thereof.

“REDEMPTION DATE” means a date that is fixed for redemption of the Series F Preferred Stock by the Corporation in accordance with Section 5.

“REDEMPTION PRICE” means an amount equal to the Liquidation Preference per share of Series F Preferred Stock being redeemed, plus an amount equal to all accumulated and unpaid dividends (whether or not earned or declared) and Liquidated Damages Amounts, if any, to, but excluding, the Redemption Date; provided that if the Redemption Date shall occur after a Dividend Record Date and on or before the related Dividend Payment Date, the Redemption Price shall be only an amount equal to the Liquidation Preference per share of Series F Preferred Stock being redeemed.

“REFERENCE DIVIDEND” shall have the meaning assigned to it in Section 8(a)(iv).

“REGISTRABLE SECURITIES” shall have the meaning assigned to it in Section 16(d).

“REGISTRAR” shall mean EquiServe Trust Company, N.A., or any successor thereto, as may be designated by the Board of Directors.

“REGISTRATION RIGHTS AGREEMENT” means the Registration Rights Agreement dated as of August 23, 2004, between the Corporation and the Initial Purchasers relating to the Series F Preferred Stock.

“RESTRICTED SHARES LEGEND” shall have the meaning assigned to it in Section 15(a).

“RULE 144A” shall have the meaning assigned to it in Section 16(a).

“SECURITIES ACT” means the Securities Act of 1933, as amended.

“SERIES F PREFERRED STOCK” shall have the meaning assigned to it in Section 2.

“SHELF REGISTRATION STATEMENT” shall have the meaning assigned to it in the Registration Rights Agreement.

“SPIN-OFF” shall have the meaning assigned to it in Section 8(a)(iii).

“STOCK PRICE” means, with respect to a transaction constituting a Fundamental Change, the price paid per share of Common Stock in the transaction, which will be determined as follows:

•                  if holders of Common Stock received only cash in such transaction, the Stock Price will be the cash amount paid per share; and

•                  otherwise, the Stock Price will be the average of the Closing Sale Price of the Common Stock on the 10 Trading Days immediately preceding but not including the effective date of such transaction.

“SUBSIDIARY” means, with respect to any Person, (a) any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership, (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“TERMINATION OF TRADING” will be deemed to have occurred if the Common Stock (or other common stock into which the Series F Preferred Stock is then convertible) is neither listed for trading on a United States national or regional securities exchange nor approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices that is a successor thereto.

“TRADING DAY” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the applicable security is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the applicable security is then listed or, if the applicable security is not listed on a national or regional securities exchange, on Nasdaq or, if the applicable security is not quoted on Nasdaq, on the principal other market on which the applicable security is then traded.

“TRADING PRICE” of the Series F Preferred Stock, on any date of determination, means the average of the secondary market bid quotations obtained by the Corporation or the Calculation Agent for 5,000 shares of Series F Preferred Stock at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers that the Corporation or the Calculation Agent selects; provided that if three such bids cannot reasonably be obtained by the Corporation or the Calculation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Corporation or the Calculation Agent, that one bid shall be used; provided further that if the Corporation or the Calculation Agent cannot reasonably obtain at least one bid for 5,000 shares of Series F Preferred Stock from a nationally recognized securities dealer, then the Trading Price per share of Series F Preferred Stock shall be deemed to be less than 98% of the product of (a) the Conversion Rate on such date and (b) the Closing Sale Price of the Common Stock on such date.

“TRANSFER AGENT” shall mean EquiServe Trust Company, N.A., or any successor thereto, as may be designated by the Board of Directors.

2.               Designation and Amount.

The shares of such series shall be designated “6.75% Series F Convertible Cumulative Redeemable Preferred Stock” (the “Series F Preferred Stock”) and the number of shares constituting such series shall be 316,250.  The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series F Preferred Stock shall be subject in all cases to the provisions of Article XII of the Certificate of Incorporation regarding limitations on beneficial and constructive ownership of the Corporation’s capital stock.

3.               Dividends and Distributions.

(a) Subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking senior to the Series F Preferred Stock as to dividends, the holders of the Series F Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”), out of assets of the Corporation legally available for the payment of dividends, cumulative cash dividends at the rate of 6.75% per annum of the $1,000.00 per share liquidation preference of the Series F Preferred Stock (equivalent to the annual rate of $67.50 per share of the Series F Preferred Stock).  Such dividends shall accrue and be cumulative from the Original Issue Date and shall be payable quarterly in arrears on the first day of February, May, August and November of each year (each, a “Dividend Payment Date”), commencing November 1, 2004; provided, however, that if any Dividend Payment Date is not a Business Day (as defined herein), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day.  The amount of any dividend payable on the Series F Preferred Stock for any full Dividend Period or any partial Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months (it being understood that the dividend payable on November 1, 2004 will be for less than a full Dividend Period and will reflect dividends accumulated from, but excluding, the Original Issue Date through, and including, November 1, 2004).  A “Dividend Period” shall mean the period from and excluding the Original Issue Date to and including the first Dividend Payment Date, and each subsequent period from and excluding a Dividend Payment Date to and including the next succeeding Dividend Payment Date or other date as of which accrued dividends are to be calculated.  Dividends will be payable to holders of record as they appear in the stockholder records of the Corporation at the close of business on the applicable record date, which shall be the fifteenth calendar day of the month preceding each Dividend Payment Date (or, if such day is not a Business Day, then the next succeeding Business Day) or the date designated by the Board of Directors for the payment of dividends that is not more than 30 nor less than 10 days prior to the applicable Dividend Payment Date (each, a “Dividend Record Date”).

(b) No dividends on the Series F Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c) Notwithstanding anything contained herein to the contrary, dividends on the Series F Preferred Stock shall accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are declared.

(d) Except as provided in Section 3(e) below, no dividends shall be declared or paid or set apart for payment and no other distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to any shares of the Corporation’s Common Stock or shares of any other class or series of capital stock of the Corporation ranking, as to dividends, on a parity with or junior to the Series F Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of capital stock ranking junior to the Series F Preferred Stock as to dividends and upon liquidation) for any period, nor shall any shares of Common Stock, or any other shares of capital stock of the Corporation ranking junior to or on a parity with the Series F Preferred Stock as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other shares of capital stock of the Corporation ranking junior to the Series F Preferred Stock as to dividends and upon liquidation and except for the acquisition of shares made pursuant to the provisions of Article XII of the Certificate of Incorporation), unless full cumulative dividends on the Series F Preferred Stock for all past Dividend Periods and the then current Dividend Period shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(e) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series F Preferred Stock and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series F Preferred Stock, all dividends declared upon the Series F Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series F Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series F Preferred Stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series F Preferred Stock and such other series of preferred stock (which shall not include any accrual in respect of unpaid dividends on such other series of preferred stock for prior Dividend Periods if such other series of preferred stock does not have a cumulative dividend) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series F Preferred Stock which may be in arrears.

(f) Holders of shares of Series F Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of stock, in excess of full cumulative dividends on the Series F Preferred Stock as provided above.  Any dividend payment made on the Series F Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remains payable.  Accrued but unpaid dividends on the Series F Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

4.               Liquidation Preference.

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of shares of Series F Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders a liquidation preference of $1,000.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock of the Corporation ranking junior to the Series F Preferred Stock as to liquidation rights.  In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series F Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking on a parity with the Series F Preferred Stock in the distribution of assets, then the holders of the Series F Preferred Stock and all other such classes or series of shares of capital stock ranking on a parity with the Series F Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.  Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 or more than 60 days prior to the payment date stated therein, to each record holder of shares of Series F Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.  The consolidation or merger of the Corporation with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation.

5.               Redemption.

(a) Shares of Series F Preferred Stock shall not be redeemable prior to August 5, 2009; provided, however, that the Corporation also may redeem or purchase shares of Series F Preferred Stock prior to such date in accordance with the terms of Article XII of the Certificate of Incorporation.

(b) On or after August 5, 2009, if the Closing Sale Price of the Common Stock for 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date the Corporation gives notice of such redemption pursuant to this Section 5 exceeds 130% of the Conversion Price in effect on each such Trading Day, the Corporation, at its option upon not less than 30 nor more than 60 days’ written notice, may redeem the Series F Preferred Stock, in whole or in part, at any time or from time to time, at the Redemption Price.  If fewer than all of the outstanding shares of Series F Preferred Stock are to be redeemed, the shares of Series F Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot or by any other equitable method determined by the Board of Directors.

(c) In the event of any redemption of the Series F Preferred Stock pursuant to Article XII (or any similar provision) of the Certificate of Incorporation in order to preserve the status of the Corporation as a REIT for federal income tax purposes, such redemption shall be made on the terms and subject to the conditions set forth in Article XII of the Certificate of Incorporation and in accordance with the further terms and conditions set forth in this Section 5 of this Certificate of Designation.  If the Corporation calls for redemption of any shares of Series F Preferred Stock pursuant to and in accordance with such provisions of Article XII of the Certificate of Incorporation and this Section 5(c), then, anything in the Certificate of Incorporation to the contrary notwithstanding, the price paid upon such redemption shall equal the Redemption Price.

Anything in this Certificate of Designation to the contrary notwithstanding, the provisions of this Section 5(c) shall apply only to the redemption of Series F Preferred Stock pursuant to Article XII (or any similar provisions) of the Certificate of Incorporation and not to any other purchase or acquisition of shares of Series F Preferred Stock.

(d) Unless full cumulative dividends on all Series F Preferred Stock shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series F Preferred Stock shall be redeemed unless all outstanding shares of Series F Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series F Preferred Stock (except by exchange for shares of capital stock of the Corporation ranking junior to the Series F Preferred Stock as to dividends and amounts upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Corporation in accordance with the terms of Article XII of the Certificate of Incorporation or the purchase or acquisition of Series F Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series F Preferred Stock and all classes and series of preferred stock ranking on a parity with the Series F Preferred Stock.  Nothing herein shall prevent or restrict the Corporation’s right or ability to purchase, from time to time either at a public or a private sale, all or any part of the Series F Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.

(e) The Redemption Price shall be payable, at the Corporation’s election, in cash, Common Stock, or a combination of cash and Common Stock; provided that the Corporation shall not be permitted to pay the Redemption Price in Common Stock or a combination of Common Stock and cash unless:

(i) the Corporation shall have given timely notice pursuant to Section 5(b) of its intention to purchase all or a specified percentage of the Series F Preferred Stock with Common Stock as provided herein;

(ii) the Corporation shall have registered such Common Stock under the Securities Act and the Exchange Act, if required;

(iii) any necessary qualification or registration under applicable state securities laws has been obtained; and

(iv) the Common Stock (including the Common Stock delivered pursuant to this Section 5) have been approved for listing on a national securities exchange or have been approved for quotation in an inter-dealer quotation system of any registered United States national securities association.

If the foregoing conditions are not satisfied with respect to any holder or holders of Series F Preferred Stock prior to the close of business on the last day prior to the Redemption Date and the Corporation has elected to purchase the Series F Preferred Stock pursuant to this Section through the issuance of Common Stock, then, notwithstanding any election by the Corporation to the contrary, the Corporation shall pay the entire Redemption Price of the Series F Preferred

Stock of such holder or holders in cash.

(f) Payment of the specified portion of the Redemption Price in Common Stock pursuant to Section 5(c) shall be made by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (x) the portion of the Redemption Price to be paid in Common Stock by (y) 97.5% of the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days ending on the fifth Trading Day prior to the Redemption Date (appropriately adjusted to take into account the occurrence during such period of any event described in Section 8).  The Corporation shall not issue fractional shares of Common Stock in payment of the Redemption Price.  Instead, the Corporation shall pay cash based on the Closing Sale Price of the Common Stock on the Redemption Date for all fractional shares.  If a holder of Series F Preferred Stock delivers more than one share of Series F Preferred Stock for redemption, the number of shares of Common Stock shall be based on the aggregate number of shares of Series F Preferred Stock to be redeemed.  Upon determination of the actual number of shares of Common Stock to be issued upon redemption of the Series F Preferred Stock, the Corporation shall be required to disseminate a press release through Dow Jones & Corporation, Inc.  or Bloomberg Business News containing this information and publish the information on the Corporation’s website or through such other public medium as the Corporation may use at that time.

(g) If the Corporation gives notice of redemption, then the Corporation shall, on the Redemption Date, before 12:00 p.m., New York City time, to the extent funds are legally available, with respect to:

(i) shares of the Series F Preferred Stock held by DTC or its nominees, deposit or cause to be deposited irrevocably with DTC cash or Common Stock, as applicable, sufficient to pay the Redemption Price and shall give DTC irrevocable instructions and authority to pay the Redemption Price to holders of such shares of the Series F Preferred Stock; and

(ii) shares of the Series F Preferred Stock held in certificated form, deposit or cause to be deposited irrevocably with the Transfer Agent cash or Common Stock, as applicable, sufficient to pay the Redemption Price and shall give the Transfer Agent irrevocable instructions and authority to pay the Redemption Price to holders of such shares of the Series F Preferred Stock upon surrender of the certificates evidencing the shares of the Series F Preferred Stock.

(h) If on the Redemption Date, DTC and the Transfer Agent hold money or Common Stock, as applicable, sufficient to pay the Redemption Price for the shares of Series F Preferred Stock delivered for redemption as set forth herein, dividends shall cease to accumulate as of the Redemption Date on those shares of the Series F Preferred Stock called for redemption and all rights of holders of such shares shall terminate, except for the right to receive the Redemption Price pursuant to this Section 5.

(i) Payment of the Redemption Price for shares of the Series F Preferred Stock is conditioned upon book-entry transfer or physical delivery of certificates representing the Series F Preferred Stock, together with necessary endorsements, to the Transfer Agent, or to the Transfer

Agent’s account at DTC, at any time after delivery of the notice of redemption.  The Corporation shall be entitled to retain any interest, yield or gain on funds deposited with the Transfer Agent pursuant to this Section 5 in excess of the amounts required to pay the Redemption Price.  Payment of the Redemption Price for the Series F Preferred Stock will be made (i) if book-entry transfer of or physical delivery of the Series F Preferred Stock has been made by or on the Redemption Date, on the Redemption Date, or (ii) if book-entry transfer of or physical delivery of the Series F Preferred Stock has not been made by or on such date, at the time of book-entry transfer of or physical delivery of the Series F Preferred Stock.  If any shares of Series F Preferred Stock selected for partial redemption are submitted for conversion in part after such selection, such shares submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption.  If any shares of Series F Preferred Stock called for redemption are converted pursuant to Section 7 prior to the Redemption Date, any money or Common Stock deposited with the Transfer Agent or so segregated and held in trust for the redemption of such shares of Series F Preferred Stock shall be paid or delivered to the Corporation upon its written request, or, if then held by the Corporation, shall be discharged from such trust.

(j) Notice of redemption shall be given by the Corporation by first-class mail, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the shares of Series F Preferred Stock to be redeemed at their respective addresses as they appear on the share transfer records of the Corporation.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the sufficiency of notice or validity of the proceedings for the redemption of any Series F Preferred Stock except as to a holder to whom notice was defective or not given.  A redemption notice which has been mailed in the manner provided herein shall be conclusively presumed to have been duly given on the date mailed whether or not the holder received the redemption notice.  Each notice shall state the following:

(i) the Redemption Date;

(ii) the Redemption Price and whether such Redemption Price will be paid in cash, Common Stock, or, if a combination thereof, the percentages of the Redemption Price that the Corporation will pay in cash and Common Stock;

(iii) that shares of the Series F Preferred Stock called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(iv) if fewer than all the outstanding shares of the Series F Preferred Stock are to be redeemed by the Corporation, the total number of shares to be redeemed and, in each individual notice, the number of shares of the applicable holder to be redeemed;

(v) that, unless the Corporation defaults in making payment of such Redemption Price, dividends in respect of the shares of Series F Preferred Stock called for redemption will cease to accumulate on and after the Redemption Date;

(vi) that shares of Series F Preferred Stock called for redemption may be converted at any time before 5:00 p.m., New York City time on the Business Day immediately preceding the Redemption Date;

(vii) that holders who want to convert shares of the Series F Preferred Stock must satisfy the requirements set forth in Section 7;

(viii) the Conversion Price and the Conversion Rate;

(ix) the name and address of the Paying Agent and Conversion Agent;

(x) the CUSIP number of the Series F Preferred Stock; and

(xi) any other information the Corporation wishes to present.

The Corporation shall issue a press release announcing any redemption, publish the information required by this Section 5(j) to be included in the notice of redemption once in a daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, City of New York, and publish such information on the Corporation’s website; it being understood that the form and content of such press release and such publications shall be determined by the Corporation in its sole discretion.  None of the failure to issue any such press release nor make such publications nor any defect therein shall affect the validity of the redemption notice or any of the proceedings for the redemption of any shares of Series F Preferred Stock called for redemption.

(k) If the Redemption Date falls after a Dividend Record Date and on or before the related Dividend Payment Date, holders of the shares of Series F Preferred Stock at the close of business on that Dividend Record Date shall be entitled to receive the full dividend payable on those shares and Liquidated Damages Amounts, if any, on the corresponding Dividend Payment Date.  Except as provided above and, except to the extent the Redemption Price includes all accrued and unpaid dividends, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series F Preferred Stock for which a notice of redemption has been given.

(l) All shares of the Series F Preferred Stock redeemed or repurchased pursuant to this Section 5 or Section 10 shall be retired and shall be restored to the status of authorized but unissued shares of Series F Preferred Stock.

(m) The Series F Preferred Stock shall have no stated maturity and shall not be subject to any sinking fund or mandatory redemption; provided, however, that the Series F Preferred Stock owned by a stockholder in excess of the Ownership Limit (as defined in the Certificate of Incorporation) shall be subject to the provisions of Article XII of the Certificate of Incorporation.

6.               Voting Rights.

(a) Holders of the Series F Preferred Stock shall not have any voting rights, except as provided by applicable law and as set forth in this Section 6.

(b) Whenever dividends on any shares of Series F Preferred Stock shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a “Preferred Dividend Default”), the holders of such Series F Preferred Stock (voting separately as a class with all other series of parity preferred stock of the Corporation upon which like voting rights have been conferred and are exercisable (“Parity Preferred”)) shall be entitled to vote for the election of a total of two additional directors of the Corporation (the “Preferred Directors”) at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on such Series F Preferred Stock and Parity Preferred for the past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.  In such case, the entire Board of Directors will be increased by two directors.  If and when all accumulated dividends and the accrued dividend for the then current Dividend Period shall have been paid on such Series F Preferred Stock and all series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Director so elected shall terminate and the entire Board of Directors shall be reduced accordingly.  So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series F Preferred Stock when they have the voting rights described above (voting separately as a class with all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable).  Each of the Preferred Directors shall be entitled to one vote on any matter.

(c) So long as any shares of Series F Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of two-thirds of the shares of Series F Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class): (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking senior to the Series F Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Corporation or reclassify any authorized shares of capital stock of the Corporation into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock; or (ii) amend, alter or repeal the provisions of the Certificate of Incorporation or this Certificate of Designations, whether by merger, consolidation, transfer or conveyance of substantially all of its assets, or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series F Preferred Stock or the holders thereof; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series F Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Corporation may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series F Preferred Stock and provided further that (A) any increase in amount of the authorized Series F preferred stock or the creation or issuance of any other class or series of preferred stock or (B) any increase in the number of authorized shares of the Series F preferred stock or any other class or series of preferred stock, in each case ranking on a parity with or junior to the Series F preferred stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and the holders of Series F Preferred Stock shall have no right to vote on any such increase, creation, or issuance.

(d) The foregoing voting provisions of this Section 6 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series F Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(e) In any matter in which the holders of the Series F Preferred Stock may vote (as expressly provided herein or as may be required by law), each share of Series F Preferred Stock shall be entitled to one vote, except that when any other class or series of preferred stock of the Corporation shall have the right to vote with the Series F Preferred Stock as a single class on any matter, the Series F Preferred Stock and such other series shall have with respect to such matters one vote per $25.00 of liquidation preference.

7.               Conversion Rights.

(a) Right to Convert.  Subject to the ownership limitations and other provisions of Article XII of the Certificate of Incorporation, each share of Series F Preferred Stock shall be convertible in accordance with, and subject to, this Section 7, into a number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) equal to the Conversion Rate in effect at such time.  The Series F Preferred Stock shall be convertible only upon any of the events, and for the period, specified in the following clauses (i) through (iv) below:

(i) Conversion Rights Based on Common Share Price.  During any fiscal quarter after the fiscal quarter ending September 30, 2004 (and only during such fiscal quarter), the Series F Preferred Stock may be surrendered for conversion into Common Stock, if, as of the last day of the immediately preceding fiscal quarter of the Corporation, the Closing Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of such fiscal quarter is more than 125% of the Conversion Price as of the last day of such preceding fiscal quarter.  If this condition is not satisfied at the end of any fiscal quarter of the Corporation, then conversion pursuant to this Section 7(a)(i) will not be permitted in the following fiscal quarter.  The Corporation shall determine for each Trading Day during the 30 consecutive Trading Day period specified in this Section 7(a)(i) whether the Closing Sale Price of the Common Stock exceeds 125% of the Conversion Price and whether the Series F Preferred Stock shall be convertible as a result of the occurrence of the event set forth in this Section 7(a)(i).

(ii) Conversion Upon Satisfaction of Trading Price Condition.  The Series F Preferred Stock may be surrendered for conversion any time during the five Business Day period after any five consecutive Trading Day period in which the Trading Price for each day of such five Trading Day period was less than 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate in effect on each such Trading Day.  The Calculation Agent appointed by the Corporation shall determine whether the Series F Preferred Stock may be converted pursuant to this Section 7(a)(ii).  The Calculation Agent shall have no obligation to determine the Trading Price under this Section 7(a)(ii) unless the Corporation has requested in writing such a determination; and the Corporation shall have no obligation to make such request unless a holder of Series F Preferred Stock provides it with reasonable evidence that the Trading Price was be less than 98% of the product of the Closing Sale Price of the Common Stock and the then current Conversion Rate.  If such evidence is provided, the Corporation shall instruct the Calculation Agent in writing to determine the Trading Price of the Series F Preferred Stock beginning on the next Trading Day and on each successive Trading Day until, and only until, the Trading Price per share of Series F Preferred Stock is greater than or equal to 98% of the product of the Closing Sale Price of the Common Stock and the then current Conversion Rate.

(iii) Conversion Rights Upon Notice of Redemption.  If any Series F Preferred Stock has been called for redemption pursuant to Section 5, such Series F Preferred Stock may be converted at any time on or after the date the notice of redemption has been given under Section 5(j) and prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date, unless the Corporation defaults in the payment of the Redemption Price with respect to such shares.

(iv) Conversion Rights Upon Occurrence of Certain Corporate Transactions.

(A) If the Corporation is a party to a consolidation, merger, binding share exchange or sale of all or substantially all of its assets, in each case pursuant to which Common Stock would be converted into cash, securities or other property, each share of Series F Preferred Stock may be surrendered for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction (or, if such consolidation, merger, binding share exchange or sale also constitutes a Designated Event, until the Designated Event Purchase Date), and, at the effective time, the right to convert a Series F Preferred Stock into Common Stock shall be changed into a right to convert such Series F Preferred Stock into the kind and amount of cash, securities or other property of the Corporation or another Person that the holder would have received if the holder had converted such Series F Preferred Stock immediately prior to the transaction.  If the event giving rise to a conversion right under this Section 7(a)(iv)(A) constitutes a Designated Event, each holder of Series F Preferred Stock also will have the right to require the Corporation to repurchase some or all of its shares of Series F Preferred Stock in accordance with the provisions of Section 10, in lieu of conversion of such shares of Series F Preferred Stock.

The Corporation shall give the holders of Series F Preferred Stock notice of any such consolidation, merger, binding share exchange or sale of all or substantially all of its assets, in each case pursuant to which Common Stock would be converted into cash, securities or other property, at least 15 Trading Days before the anticipated effective date of the transaction and within 5 Trading Days after the effective date of the transaction.

In addition, if the event giving rise to a conversion right under this Section 7(a)(iv)(A) constitutes a Fundamental Change for which a Make Whole Premium would have been payable upon the election of a holder of shares of Series F Preferred Stock to require the Corporation to repurchase such shares in connection with such Fundamental Change, a holder who instead elects to convert its shares of Series F Preferred Stock hereunder will be entitled to receive (i) shares of Common Stock in respect of the conversion obligation if shares of the Series F preferred stock are surrendered for conversion before the earlier of the record date for receiving a distribution in connection with the Fundamental Change and the effective time of the Fundamental Change, or the kind and amount of cash, securities and other assets or property that the holder would have received if the holder had held the number of shares of Common Stock into which the converted shares of Series F Preferred Stock were convertible immediately before the Fundamental Change, if shares of the Series F Preferred Stock are surrendered for conversion after that date, plus (ii) the applicable Make Whole Premium, which may be paid on the Designated Event Purchase Date relating to the transaction, in the form and amount provided in Section 11.

(B) If the Corporation distributes to all holders of Common Stock

(i) rights or warrants entitling them to purchase, for a period expiring within 45 days of the record date for such distribution, Common Stock at less than the average Closing Sale Price for the 10 consecutive Trading Days immediately preceding the declaration date for such distribution, or

(ii) cash, assets, debt securities, or rights to purchase the Corporation’s securities, which distribution has a Fair Market Value per Common Share exceeding 10% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Series F Preferred Stock may be surrendered for conversion on the date that the Corporation gives notice to the holders of such right, which shall not be less than 20 days prior to the Ex-Dividend Date for such distribution, and the Series F Preferred Stock may be surrendered for conversion at any time thereafter until the earlier of close of business on the Business Day immediately preceding the Ex-Dividend Date and the date the Corporation announces that such dividend or distribution will not take place.  Notwithstanding the foregoing, holders shall not have the right to surrender shares of Series F Preferred Stock for conversion pursuant to this Section 7(a)(iv)(B), and no adjustment to the Conversion Rate will be made, if all holders of the Series F Preferred Stock will otherwise participate, on the same basis as a holder of Common Stock, in the distribution described above without first converting Series F Preferred Stock into Common Stock.

Notwithstanding the foregoing, if any shares of Series F Preferred Stock are to be redeemed pursuant to Section 5, such conversion right shall cease and terminate, as to the shares of the Series F Preferred Stock to be redeemed, at 5:00 p.m., New York City time on the Business Day immediately preceding the Redemption Date, unless the Corporation shall default in the payment of the Redemption Price therefor, as provided herein.  Whenever the Series F Preferred Stock shall become convertible pursuant to this Section 7, the Corporation, or, at the Corporation’s request, the Transfer Agent in the name and at the expense of the Corporation, shall notify the holders of the event triggering such convertibility, and the Corporation shall also issue a press release and publish such information on its website on the World Wide Web.  Any notice so given shall be conclusively presumed to have been given, whether or not the holder receives such notice.  Shares of Series F Preferred Stock in respect of which a holder is electing to exercise its option to require the Corporation to repurchase such holder’s Series F Preferred Stock upon a Designated Event pursuant to Section 10 may be converted only if such holder withdraws its election in accordance with Section 10.  A holder of Series F Preferred Stock is not entitled to any rights of a holder of Common Stock until such holder has converted its Series F Preferred Stock into Common Stock, and only to the extent such Series F Preferred Stock is deemed to have been converted into Common Stock under this Section 7.  Holders of the Series F Preferred Stock shall not have any right to receive dividends declared by the Corporation on the Common Stock, unless the record date for the payment of such dividends falls on or after the Conversion Date for such holder’s shares of Series F Preferred Stock.

(b) Conversion Procedures.

(i) Conversion of shares of the Series F Preferred Stock may be effected by any holder thereof upon the surrender to the Corporation, at the principal office of the Corporation or at the office of the Transfer Agent as may be designated by the Board of Directors, of the certificate or certificates for such shares of the Series F Preferred Stock to be converted accompanied by a complete and manually signed notice in the form set forth on the reverse of each Series F Preferred Stock certificate, attached as Exhibit A hereto (a “Notice of Conversion”)along with (A) appropriate endorsements and transfer documents as required by the Registrar or Conversion Agent and, (B) if required pursuant to Section 7(c), funds equal to the dividend payable on the next Dividend Payment Date.  In case such Notice of Conversion shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of Common Stock in such name or names.  Other than such taxes, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of Common Stock upon conversion of shares of the Series F Preferred Stock pursuant hereto.  The conversion of the Series F Preferred Stock will be deemed to have been made on the date (the “Conversion Date”) such certificate or certificates have been surrendered and the receipt of such Notice of Conversion and payment of all required transfer taxes, if any (or the demonstration to the satisfaction of the Corporation that such taxes have been paid).  Promptly (but no later than two Business Days) following the Conversion Date, the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of the Series F Preferred Stock being converted (or such holder’s transferee) shall be entitled, and (ii) if less than the full number of shares of the Series F Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted.  On the Conversion Date, the rights of the holder of the Series F Preferred Stock as to the shares being converted shall cease except for the right to receive Common Stock, and the Person entitled to receive the Common Stock shall be treated for all purposes as having become the record holder of such Common Stock at such time.

(ii) Anything herein to the contrary notwithstanding, in the case of Global Preferred Shares, Notices of Conversion may be delivered and shares of the Series F Preferred Stock representing beneficial interests in respect of such Global Preferred Shares may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time.

(c) Dividend and Other Payments Upon Conversion.

(i) If a holder of shares of Series F Preferred Stock exercises conversion rights, upon delivery of the shares for conversion, such shares will cease to accumulate dividends as of the end of the day immediately preceding the Conversion Date.  On conversion of the Series F Preferred Stock, except for conversion during the period from the close of business on any Dividend Record Date corresponding to a Dividend Payment Date to the close of business on such Dividend Payment Date, in which case the holder on such Dividend Record Date shall receive the dividends payable on such Dividend Payment Date, accumulated and unpaid dividends on the converted share of Series F Preferred Stock shall be cancelled.  Shares of the Series F Preferred Stock surrendered for conversion after the close of business on any Dividend Record Date for the payment of dividends declared and before the opening of business on the Dividend Payment Date corresponding to that Dividend Record Date must be accompanied by a payment to the Corporation in cash of an amount equal to the dividend payable in respect of those shares on such Dividend Payment Date.  A holder of shares of the Series F Preferred Stock on a Dividend Record Date who converts such shares into Common Stock on the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such shares of the Series F Preferred Stock on such Dividend Payment Date, and such holder need not include payment to the Corporation of the amount of such dividend upon surrender of shares of the Series F Preferred Stock for conversion.

(ii) Notwithstanding the foregoing, if shares of the Series F Preferred Stock are converted during the period between the close of business on any Dividend Record Date and the opening of business on the corresponding Dividend Payment Date and the Corporation has called such shares of the Series F Preferred Stock for redemption during such period, or the Corporation has designated a Designated Event Purchase Date during such period, then, in each case, the holder who tenders such shares for conversion shall receive the dividend payable on such Dividend Payment Date and need not include payment of the amount of such dividend upon surrender of shares of the Series F Preferred Stock for conversion.

(d) Fractional Shares.  In connection with the conversion of any shares of the Series F Preferred Stock, no fractional Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price of the Common Stock on the Conversion Date, rounded to the nearest whole cent.

(e) Total Shares.  If more than one share of the Series F Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of shares of Common Stock issuable on conversion of those shares shall be computed on the basis of the total number of shares of the Series F Preferred Stock so surrendered.

(f) Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements.  The Corporation shall:

(i) at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of the Series F Preferred Stock such number of its authorized but unissued Common Stock or treasury shares as shall from time to time be sufficient to permit the conversion of all outstanding shares of the Series F Preferred Stock;

(ii) prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series F Preferred Stock, comply with all applicable federal and state laws and regulations that require action to be taken by the Corporation (including, without limitation, the registration or approval, if required, of any Common Stock to be provided for the purpose of conversion of the Series F Preferred Stock hereunder); and

(iii) ensure that all Common Stock delivered upon conversion of the Series F Preferred Stock, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

8.               Adjustments to the Conversion Rate.

(a) The Conversion Rate shall be adjusted from time to time by the Corporation as follows:

(i) If the Corporation issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Corporation effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 * OS1/OS0

where,

CR0 = the Conversion Rate in effect immediately prior to such event

CR1 = the Conversion Rate in effect immediately after such event

OS0 = the number of shares of Common Stock outstanding immediately prior to such event

OS1 = the number of shares of Common Stock outstanding immediately after such event.

An adjustment made pursuant to this Section 8(a)(i) shall become effective on the date immediately after (x) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable.  If any dividend or distribution described in this Section 8(a)(i) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii) If the Corporation issues to all or substantially all holders of Common Stock any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase shares of Common Stock, or securities convertible into shares of Common Stock within 45 days after the issuance thereof, in either case at an exercise price per share or a conversion price per share less than the Closing Sale Price of shares of Common Stock on the business day immediately preceding the time of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula (provided that the Conversion Rate will be readjusted to the extent that such rights, warrants options, or other securities or convertible securities are not exercised or converted prior to the expiration of the exercisability or convertibility thereof):

CR1 = CR0 * (OS0+X)/(OS0+Y)

where,

CR0 = the Conversion Rate in effect immediately prior to such event

CR1= the Conversion Rate in effect immediately after such event

OS0 = the number of shares of Common Stock outstanding immediately prior to such event

X = the total number of shares of Common Stock issuable pursuant to such rights, warrants, options, other securities or convertible securities

Y = the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Days prior to the Business Day immediately preceding the date of announcement for the issuance such rights, warrants, options, other securities or convertible securities

An adjustment made pursuant to this Section 8(a)(ii) shall be made successively whenever such rights, warrants, options, other securities or convertible securities are issued, and shall become effective on the day following the date of announcement of such issuance.  If, at the end of the period during which such rights, warrants, options, other securities or convertible securities are exercisable or convertible, not all rights, warrants, options, other securities or convertible securities have been exercised or converted, as the case may be, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock actually issued upon conversion of convertible securities actually issued).

For purposes of Section 7(a)(iv) and this Section 8(a)(ii), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holder to subscribe for or purchase or exercise a conversion right for shares of Common Stock at less than the average Closing Sale Price of the Common Stock, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the board of directors.

(iii) If the Corporation distributes shares of capital stock, evidences of indebtedness or other assets or property of the Corporation to all or substantially all holders of Common Stock, excluding:

(A) dividends, distributions and rights, warrants, options, other securities or convertible securities referred to in Section 8(a)(i) or (ii);

(B) dividends or distributions paid exclusively in cash; and

(C) spin-offs described below in this Section 8(a)(iii),

then the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 * SP0/(SP0-FMV)

where,

CR0 = the Conversion Rate in effect immediately prior to such distribution

CR1 = the Conversion Rate in effect immediately after such distribution

SP0 = the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Days prior to the Business Day immediately preceding the earlier of the record date or the Ex-Dividend Date for such distribution

FMV = the Fair Market Value (as determined in good faith by the Corporation’s board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the record date or the Ex-Dividend Date for such distribution.

An adjustment made pursuant to the above paragraph shall be made successively whenever any such distribution is made and shall become effective on the day immediately after the dated fixed for the determination of stockholders entitled to receive such distribution.

With respect to an adjustment pursuant to this Section 8(a)(iii) where there has been a payment of a dividend or other distribution on Common Stock or shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Corporation (such transaction, a “Spin-Off”) the Conversion Rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive the distribution will be increased based on the following formula:

CR1 = CR0 * (FMV0+MP0 )/MP0

where,

CR0 = the Conversion Rate in effect immediately prior to such distribution

CR1 = the Conversion Rate in effect immediately after such distribution

FMV0 = the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 Trading Days after the effective date of the Spin-Off

MP0= the average of the Closing Sale Prices of Common Stock over the first 10 consecutive Trading Days after the effective date of the Spin-Off.

The adjustment to the Conversion Rate under the preceding paragraph with respect to a Spin-Off will occur on the tenth Trading Day from, and including, the effective date of the Spin-Off.

If any such dividend or distribution described in this Section 8(a)(iii) is declared but not paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(iv) If the Corporation makes any cash dividend or distribution during any of its quarterly fiscal periods to all or substantially all holders of Common Stock, in an aggregate amount that, together with other cash dividends or distributions made during such quarterly fiscal period, exceeds the product of $0.595 (the “Reference Dividend”) multiplied by the number of shares of Common Stock outstanding on the record date for such distribution, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 * SP0 /(SP0-C)

where,

CR0 = the Conversion Rate in effect immediately prior to the record date for such distribution

CR1 = the Conversion Rate in effect immediately after the record date for such distribution

SP0= the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Days prior to the Business Day immediately preceding the earlier of the record date or the Ex-Dividend Date for such distribution

C = the amount in cash per share the Corporation distributes to holders of Common Stock during such quarterly fiscal period that exceeds the Reference Dividend.

An adjustment made pursuant to this Section 8(a)(iv) shall become effective on the date immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution.  If any dividend or distribution described in this Section 8(a)(iv) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

The Reference Dividend shall be subject to adjustment on account of any of the events set forth in Section 8(a)(i).  Any such adjustment will be effected by multiplying the Reference Dividend by a fraction, the numerator of which will equal OS0 and the denominator of which will equal OS1, in each case, within the meaning of Section 8(a)(i).

(v) If the Corporation or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0* (AC + (SP1 * OS1))/(OS0 * SP1)

where,

CR0 = the Conversion Rate in effect on the date such tender or exchange offer expires

CR1 = the Conversion Rate in effect on the day next succeeding the date such tender or exchange offer expires

AC = the aggregate value of all cash and any other consideration (as determined by the Corporation’s board of directors) paid or payable for shares purchased in such tender or exchange offer

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires

OS1 = the number of shares of Common Stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer).

SP1= the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Days commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made.

Any adjustment made pursuant to this Section 8(a)(v) shall become effective on the date immediately following the Expiration Time.  If the Corporation or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(vi) Notwithstanding the foregoing, in the event of an adjustment pursuant to Sections 8(a)(iv) or (v), in no event will the Conversion Rate exceed 22.1484, subject to adjustment pursuant to Sections 8(a)(i), (ii) and (iii).

(vii) If the Corporation adopts a rights plan while any Series F Preferred Stock remains outstanding, holders of Series F Preferred Stock will receive, upon conversion of their Series F Preferred Stock, in addition to shares of Common Stock, rights under the Corporation’s stockholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock.  If the rights provided for in the rights plan adopted by the Corporation have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that holders of Series F Preferred Stock would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of shares of Series F Preferred Stock, the Conversion Rate will be adjusted at the time of separation as if the Corporation had distributed, to all holders of Common Stock, shares of capital stock, evidences of indebtedness or other assets or property pursuant to Section 8(a)(iii), subject to readjustment upon the subsequent expiration, termination or redemption of the rights.  In lieu of any such adjustment, the Corporation may amend such applicable stockholder rights agreement to provide that upon conversion of the Series F Preferred Stock the holders will receive, in addition to shares of Common Stock issuable upon such conversion, the rights which would have attached to such shares of Common Stock if the rights had not become separated from the Common Stock under such applicable stockholder rights agreement.  To the extent that the Corporation adopts any future stockholder rights agreement, upon conversion of the Series F Preferred Stock into shares of Common Stock, a holder of Series F Preferred Stock shall receive, in addition to shares of Common Stock, the rights under the future stockholder rights agreement whether or not the rights have separated from shares of Common Stock at the time of conversion and no adjustment will be made in accordance with Section 8(a)(iii) or otherwise.

(b) In addition to the adjustments pursuant to Section 8(a), the Corporation may increase the Conversion Rate as the Board of Directors deems advisable to avoid or diminish any income tax to holders of shares of its capital stock resulting from any dividend or distribution of capital stock (or rights to acquire Common Stock) or from any event treated as such for income tax purposes.  The Corporation may also, from time to time, to the extent permitted by applicable law, increase the Conversion Rate by any amount for any period if its board of directors has determined that such increase would be in the best interests of the Corporation.  If the Board of Directors makes such determination, it will be conclusive.  Whenever the Conversion Rate is increased pursuant to this Section 8(b), the Corporation shall mail to holders of record of the Convertible Preferred a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect and in accordance with applicable law and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(c) Adjustments to the Conversion Rate shall be made by the Corporation and shall be calculated to the nearest 1/10,000th of a share.

(d) Notwithstanding the provisions of Section 8(a), no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a holder of shares of Series F Preferred Stock to convert, for any distribution described therein if the holder will otherwise, by virtue of it being a holder of Series F Preferred Stock, participate in the distribution without conversion of such holder’s shares of Series F Preferred Stock.

(e) The Conversion Rate need not be adjusted:

(i) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant incentive or benefit plan or program of or assumed by the Corporation or any of its Subsidiaries;

(ii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause and outstanding as of the Original Issue Date;

(iii) upon the repurchase by the Corporation of shares of Common Stock from its employee protection and deferred compensation trusts or members of its senior management upon their resignation or termination of employment;

(iv) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any plan;

(v) for a change in the par value of the Common Stock; or

(vi) for accumulated and unpaid dividends.

(f) No adjustment to the Conversion Rate shall be required in connection with any event, transaction or other occurrence unless the terms of this Certificate of Designations specifically require that such an adjustment be made in connection with such event, transaction or other occurrence.

(g) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon an event to which Section 9 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of stockholders entitled to receive such distribution” within the meaning of Section 8(a)(iii)), and (ii) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such split or combination becomes effective” within the meaning of Section 8(a)(i)).

(h) In any case in which this Section 8 provides that an adjustment shall become effective immediately after (A) a record date for an event, (B) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 8(a)(i), (C) a date fixed for the determination of stockholders entitled to receive rights, warrants, options or other securities pursuant to Section 8(a)(ii) or (D) the Expiration Time for any tender or exchange offer pursuant to Section 8(a)(v), (each a “Determination Date”), the Corporation may elect to defer until the occurrence of the applicable Adjustment Event (x) issuing to the holder of any shares of Series F Preferred Stock (or portion thereof) converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 7(d); provided that, in the case of an adjustment made pursuant to Section 8(a)(iv) with respect to a distribution of shares of capital stock of, or similar equity interest in, a Subsidiary or other business unit of the Corporation, the Corporation may defer the issuance of such additional shares and cash payment, if any, until the third Business Day immediately following the last day of the twenty (20) consecutive Trading Day period commencing on the fifth Trading Day after the Ex-Dividend Date.

For purposes of this Section 8(h), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (A) hereof, the occurrence of such event;

(ii) in any case referred to in clause (B) hereof, the date any such dividend or distribution is paid or made;

(iii) in any case referred to in clause (C) hereof, the date of expiration of such rights, warrants, options or other securities (or the conversion period of any convertible securities issued upon exercise thereof); and

(iv) in any case referred to in clause (D) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(i) To the extent the Series F Preferred Stock becomes convertible into cash, assets, property or securities (other than capital stock of the Corporation or any other Person), no adjustment need be made thereafter as to the cash, assets, property or securities.  Interest will not accrue on any cash into which the Series F Preferred Stock is convertible.

(j) For purposes of this Section 8, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Stock.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly file with the Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until an officer of the Conversion Agent shall have received such Officers’ Certificate, the Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall promptly mail such notice of such adjustment of the Conversion Rate to the holders of record of the Series F Preferred Stock at their address in the register.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

9.               Effect of Reclassification, Consolidation, Merger or Sale on Conversion Right.

If any of the following events occur:

(i) any reclassification or change of the outstanding Common Stock (other than a subdivision or combination to which Section 8(a)(i) applies or a change in par value),

(ii) any consolidation, merger or combination of the Corporation with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or

(iii) any sale or conveyance of all or substantially all of the properties and assets of the Corporation to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then, and subject to the right of holders of shares of Series F Preferred Stock to receive the applicable Make Whole Amount (if any) as set forth in Section 7(a)(iv)(A), each share of Series F Preferred Stock shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Series F Preferred Stock (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Series F Preferred Stock) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section 9 the kind and amount of stock other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares.  If this Section 9 applies to any event or occurrence, Section 8 shall not apply.

10.         Repurchase upon Designated Event.

(a) Repurchase Right.  If a Designated Event shall occur at any time, each holder of Series F Preferred Stock shall have the right, at such holder’s option, to require the Corporation to repurchase all of such holder’s shares of Series F Preferred Stock, or any fewer number of whole shares, on the date (the “Designated Event Purchase Date”) specified by the Corporation in the Designated Event Purchase Notice that is 30 calendar days after the Corporation has mailed written notice of such Designated Event to holders of the Series F Preferred Stock as set forth in Section 10(f), subject to satisfaction by or on behalf of any holder of the requirements set forth in Section 10(g).  If such 30th calendar day is not a Business Day, the Designated Event Purchase Date will be the next succeeding Business Day.  The Corporation shall repurchase such shares of Series F Preferred Stock in exchange for payment of the Designated Event Purchase Price.

(b) Satisfaction by Third Party.  The Corporation’s obligation to repurchase all or a portion of a holder’s shares of Series F Preferred Stock under this Section 10 shall be satisfied if (i) a third party makes the offer to repurchase the shares of Series F Preferred Stock at the Designated Event Purchase Price plus, if applicable, the Make-Whole Premium, in the manner and at the times and otherwise in compliance in all material respects with the requirements set out in this Section 10 and (b) such third party (i) purchases all shares of Series F Preferred Stock properly tendered and not withdrawn with respect to the applicable Designated Event and (ii) otherwise complies with the obligations of the Corporation in connection herewith.

(c) Payment in Cash, Common Stock or Other Eligible Consideration.  The Designated Event Purchase Price (other than any accumulated and unpaid dividends, which shall be paid in cash) and the Make Whole Premium shall be payable in cash or shares of Common Stock or the same form of consideration as received by holders of Common Stock in the transaction constituting the Designated Event or a combination thereof.  All shares of Series F Preferred Stock repurchased on any day will receive the same form of payment of the Designated Event Purchase Price and any Make Whole Premium.  For this purpose, any Common Stock or other publicly traded security will be valued at its Market Price.  Any other form of non-cash consideration will be valued at its Fair Market Value as determined by the Corporation’s board of directors in good faith.  If the Corporation shall be prohibited under any agreements applicable to it from paying the Designated Event Purchase Price or Make Whole Premium in cash, or an event of default (howsoever described) shall arise under any such agreement upon the payment of the Designated Event Purchase Price or Make Whole Premium in cash, then, notwithstanding any notice by the Corporation to the contrary, the Corporation shall, to the extent not prohibited by such agreements and applicable law, pay the Designated Event Purchase Price or Make Whole Premium in Common Stock or other eligible form of consideration or, in the case of a merger in which the Corporation is not the surviving Person, common stock of the surviving Person or its direct or indirect parent.

(d) Payment of Purchase Price in Common Stock.  If the Corporation elects to pay the Designated Event Purchase Price or any Make Whole Premium in whole or in part in shares of Common Stock, the number of shares of Common Stock to be delivered by the Corporation will be equal to the portion of the Designated Event Purchase Price (not including any accumulated and unpaid dividends) and/or Make Whole Premium to be paid in shares of Common Stock divided by 97.5% of the Market Price of such Common Stock.  If the Corporation elects to pay the Designated Event Purchase Price or any Make Whole Premium in whole or in part in shares of Common Stock, the Corporation will pay cash in lieu of fractional shares in an amount based upon the Market Price of such Common Stock.  If a holder of Series F Preferred Stock elects to have more than one share of Series F Preferred Stock purchased, the number of shares of Common Stock shall be based on the aggregate number of shares of Series F Preferred Stock to be purchased.  Upon determination of the actual number of shares of Common Stock to be issued upon repurchase of Series F Preferred Stock, the Corporation shall be required to disseminate a press release through Dow Jones & Corporation, Inc.  or Bloomberg Business News containing this information and publish the information on the Corporation’s website or through such other public medium as the Corporation may use at that time.

(e) Conditions to Right to Pay with Common Stock.  The Corporation’s right to pay the Designated Event Purchase Price and/or the Make Whole Premium, in whole or in part, in shares of Common Stock is subject to the following conditions:

(i) the Corporation providing timely written notice, in accordance with Section 10(f), of its election to pay all or part of the Designated Event Purchase Price and/or Make Whole Premium in shares of common stock;

(ii) the applicable Common Stock then being listed on a U.S.  national or regional securities exchange or quoted on the Nasdaq National Market or other similar automated quotation system; and

(iii) information necessary to calculate the market price of such Common Stock being published in a daily newspaper of national circulation or being otherwise readily publicly available.

If the required conditions are not satisfied prior to the close of business on the Business Day immediately preceding the Designated Event Purchase Date, the Corporation will pay the Designated Event Purchase Price and/or Make Whole Premium, if any, entirely in cash or other form of consideration permitted under Section 8(c), to the extent not prohibited by any agreement applicable to it or by applicable law or to the extent that such payment will not give rise to event of default (howsoever described) under any such agreement.  The Corporation may not change its election with respect to the form in which it will pay the Designated Event Purchase Price and/or Make Whole Premium, if any, once it has given the notice of such election, except as described in the preceding sentence.

(f) Notice to Holders.  Within 15 calendar days after the occurrence of a Designated Event, the Corporation shall mail a written notice of the Designated Event to each holder of record of the Series F Preferred Stock at its address shown in the register of the Registrar (and to the beneficial owners as required by applicable law) as of the date of the Designated Event, issue a press release containing such notice and publish such notice on its website on the World Wide Web.  The notice shall include the form of a Designated Event Purchase Election to be completed by the holder and shall state:

(i) the events causing such Designated Event;

(ii) the date of such Designated Event;

(iii) the date by which the Designated Event Purchase Election must be given;

(iv) the Designated Event Purchase Price that will be payable with respect to the shares of Series F Preferred Stock as of the Designated Event Purchase Date, and whether such Designated Event Purchase Price will be paid in cash or shares of Common Stock or the same form of consideration as received by holders of Common Stock in the transaction constituting the Designated Event or a combination thereof, the percentages of the Purchase Price in respect of which the Corporation will pay in cash, Common Stock, and each such other form of eligible consideration;

(v) the Make Whole Premium, if any, payable in connection with the repurchase;

(vi) the Designated Event Purchase Date;

(vii) the name and address of the Paying Agent and Conversion Agent;

(viii) the Conversion Rate and any adjustments thereto;

(ix) the CUSIP number of the Series F Preferred Stock;

(x) that Series F Preferred Stock as to which a Designated Event Purchase Election has been given may be converted into Common Stock only to the extent that the Designated Event Purchase Election has been withdrawn in accordance with the terms of Section 10(h);

(xi) the procedures that the holder of Series F Preferred Stock must follow to exercise rights under this Section 10; and

(xii) the procedures for withdrawing a Designated Event Purchase Election, including a form of notice of withdrawal.

If any of the Series F Preferred Stock is in the form of Global Preferred Shares, then the Corporation shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Preferred Shares.

No failure of the Corporation to give the foregoing notices and no defect therein shall limit the repurchase rights of holders of Series F Preferred Stock or affect the validity of the proceedings for the repurchase of the Series F Preferred Stock pursuant to this Section 10.

(g) Conditions to Purchase.  Shares of Series F Preferred Stock shall be repurchased pursuant to this Section 10 at the option of the holder upon:

(i) delivery to the Transfer Agent by a holder of a duly completed notice (a “Designated Event Purchase Election”) in the form attached as Exhibit C hereto subject to such election at any time prior to the close of business on the Business Day immediately preceding the Designated Event Purchase Date, subject to extension to comply with applicable law, stating:

(A) if certificated shares of Series F Preferred Stock have been issued, the certificate numbers of the shares of Series F Preferred Stock which the holder shall deliver to be repurchased (and if definitive certificates have not been issued, such information as may be required by the Depositary);

(B) the number of shares of Series F Preferred Stock that the holder shall deliver to be repurchased, which number shall be in integral multiples of whole shares; and

(C) in the event the Corporation elects to pay the Designated Event Purchase Price and/or the Make-Whole Premium, in whole or in part, in shares of Common Stock but such portion of the Designated Event Purchase Price and/or the Make-Whole Premium shall ultimately be paid to such holder entirely in cash because any of the conditions to payment of the Designated Event Purchase Price or Make-Whole Premium in shares of Common Stock is not satisfied prior to the close of business on the Business Day prior to the relevant Designated Event Purchase Date, whether such holder elects (i) to withdraw such Designated Event Purchase Election as to some or all of the shares of Series F Preferred Stock to which such election relates (stating the principal amount and certificate numbers, if any, of the shares of Series F Preferred Stock as to which such withdrawal relates) or (ii) to receive cash in respect of the entire Designated Event Purchase Price for all shares of Series F Preferred Stock to which such election relates; and

(ii) delivery or book-entry transfer of the shares of Series F Preferred Stock to the Transfer Agent simultaneously with or at any time after delivery of the Designated Event Purchase Election (together with all necessary endorsements) to the Transfer Agent (or any other agent appointed by the Corporation) in the Borough of Manhattan, such delivery or transfer being a condition to receipt by the holder of the Designated Event Purchase Price therefor; provided that such Designated Event Purchase Price and the Make-Whole Premium, if any, shall be so paid pursuant to this Section 10 only if the shares of Series F Preferred Stock so delivered or transferred to the Transfer Agent (or other agent appointed by the Corporation) shall conform in all respects to the description thereof in the related Designated Event Purchase Election.  All questions as to the validity, eligibility (including time of receipt) and acceptance of any shares of Series F Preferred Stock for repurchase shall be determined by the Corporation, whose determination shall be final and binding absent manifest error.

If a holder fails to indicate such holder’s choice with respect to the election set forth in Section 10(g)(i)(D), such holder shall be deemed to have elected to receive cash in respect of the entire Designated Event Purchase Price and/or Make-Whole Premium for all shares of Series F Preferred Stock subject to such Designated Event Purchase Election in the circumstances set forth in Section 10(g)(i)(D).

(h) Withdrawal of Designated Event Purchase Election.  Notwithstanding anything herein to the contrary, any holder of Series F Preferred Stock delivering to a Transfer Agent the Designated Event Purchase Election shall have the right to withdraw such Designated Event Purchase Election in whole or as to a portion thereof that is a share of Series F Preferred Stock or an integral multiple thereof at any time prior to the close of business on the Business Day before the Designated Event Purchase Date by delivery of a written notice of withdrawal to the Transfer Agent in accordance with provisions of this Section 10(h).  The Transfer Agent shall promptly notify the Corporation of the receipt by it of any Designated Event Purchase Election or written withdrawal thereof.  A Designated Event Purchase Election may be withdrawn by means of a written notice of withdrawal delivered to the office of the Transfer Agent in accordance with the Designated Event Purchase Election at any time prior to the close of business on the Business Day prior to the applicable Designated Event Purchase Date specifying:

(i) the number of shares of Series F Preferred Stock, in integral multiples, with respect to which such notice of withdrawal is being submitted;

(ii) if certificated shares of Series F Preferred Stock have been issued, the certificate numbers for such shares in respect of which such notice of withdrawal is being submitted, or if not, such information as required by the Depositary; and

(iii) the number of shares of Series F Preferred Stock, if any, that remain subject to the original Designated Event Purchase Election and have been or will be delivered for purchase by the Corporation.

The Transfer Agent will promptly return to the respective holders thereof any shares of Series F Preferred Stock with respect to which a Designated Event Purchase Election has been withdrawn in compliance with this Subdivision, in which case, upon such return, the Designated Event Purchase Election with respect thereto shall be deemed to have been withdrawn.

(i) Global Preferred Shares.  Anything herein to the contrary notwithstanding, in the case of Global Preferred Shares, any Designated Event Purchase Election may be delivered or withdrawn and the shares of Series F Preferred Stock in respect of such Global Preferred Shares may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time.

(j) Effect of Designated Event Purchase Election.  Upon receipt by the Transfer Agent of the Designated Event Purchase Election, the holder of the shares of Series F Preferred Stock in respect of which such Designated Event Purchase Election was given shall (unless such Designated Event Purchase Election is withdrawn as specified herein) thereafter be entitled to receive the Designated Event Purchase Price with respect to such shares of Series F Preferred Stock, subject to Section 10(g).  Such Purchase Price shall be paid to such holder promptly following the later of (a) the Designated Event Purchase Date with respect to such shares of Series F Preferred Stock and (b) the time of delivery of such shares of Series F Preferred Stock to the Transfer Agent by the holder thereof in the manner required by Section 10(g)(ii).  Shares of Series F Preferred Stock in respect of which a Designated Event Purchase Election has been given by the holder thereof may not be converted into Common Stock on or after the date of the delivery of such Designated Event Purchase Election unless such Designated Event Purchase Election has first been validly withdrawn as specified in Section 10(h).  If the Designated Event Purchase Date falls after a Dividend Record Date and before the related Dividend Payment Date, holders of the shares of Series F Preferred Stock at the close of business on that Dividend Record Date shall be entitled to receive the full dividend payable on those shares on the corresponding Dividend Payment Date.  The Designated Event Purchase Price payable on such Designated Event Purchase Date will not include any amount in respect of dividends declared and payable on such corresponding Dividend Payment Date.

(k) Deposit of Purchase Price.  Prior to 11:00 a.m.  (New York City time) on the Designated Event Purchase Date, the Corporation shall deposit with the Paying Agent an amount of cash (in immediately available funds if deposited on the Designated Event Purchase Date), Common Stock, other eligible forms of consideration or combination thereof, as applicable, sufficient to pay the aggregate Designated Event Purchase Price of all shares of Series F Preferred Stock or portions thereof which are to be purchased pursuant to this Section 10.  The manner in which the deposit required by this Section 10(k) is made by the Corporation shall be at the option of the Corporation; provided, however, that such deposit shall be made in a manner such that the Paying Agent shall have immediately available funds on the date of deposit.  If a Paying Agent holds, in accordance with the terms hereof, cash, Common Stock or cash and Common Stock, as applicable, sufficient to pay the Purchase Price of any share of Series F Preferred Stock for which a Designated Event Purchase Election has been tendered and not withdrawn in accordance with this Section 10(n) on the Designated Event Purchase Date then, as of the Designated Event Purchase Date, such share of Series F Preferred Stock will cease to be outstanding, dividends will cease to accrue and the rights of the holder in respect thereof shall terminate (other than the right to receive the Designated Event Purchase Price as aforesaid).  The Corporation shall publicly announce the number of shares of Series F Preferred Stock purchased as a result of such Designated Event on or as soon as practicable after the Designated Event Purchase Date.

(l) Series F Preferred Stock Purchased in Part.  Upon surrender of a certificate or certificates representing shares of the Series F Preferred Stock that is or are purchased in part, the Corporation shall execute and the Transfer Agent shall authenticate and deliver to the holder, a new certificate or certificates representing shares of the Series F Preferred Stock in an amount equal to the unpurchased portion of the shares of Series F Preferred Stock surrendered for partial purchase.

(m) Repayment to the Corporation.  To the extent that the aggregate amount of cash or value of Common Stock or other eligible form of consideration deposited by the Corporation pursuant to this Section 10 exceeds the aggregate Designated Event Purchase Price of the Series F Preferred Stock or portions thereof which the Corporation is obligated to purchase as of the Designated Event Purchase Date, then on the Business Day following the Designated Event Purchase Date, the Paying Agent shall return any such excess to the Corporation.  Thereafter, any holder of Series F Preferred Stock entitled to payment must look to the Corporation for payment as general creditors, unless an applicable abandoned property law designates another Person.

(n) The Corporation shall comply with any applicable provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act (including, without limitation, filing on Schedule TO or other schedule) to the extent then applicable in connection with the repurchase rights of the holders of the Series F Preferred Stock pursuant to this Section 10.

11.         Make Whole Premium.

(a) If a Fundamental Change that constitutes a Change of Control becomes effective prior to August 1, 2014, holders of shares of Series F Preferred Stock shall be entitled to receive a Make Whole Premium, payable in cash or shares of Common Stock or the same form of consideration as received by holders of Common Stock in the applicable Designated Event or a combination thereof, upon the repurchase of such shares in accordance with Section 10 or upon conversion of such shares as provided in Section 7(a)(iv)(A).   Holders will not be entitled to the Make Whole Premium if the Stock Price for the related Designated Event is less than $45.15 or greater than $200.00 (which amounts are subject to adjustment as of any date on which the Conversion Rate is adjusted).

(b) The Make Whole Premium will be equal to a percentage of the Liquidation Preference of the shares of Series F Preferred Stock being purchased or converted.  The Make Whole Premium will be determined by reference to the table below and is based on the date on which the applicable Change of Control becomes effective and the Stock Price as of such date.  The Stock Prices set forth in the first row of the table will be adjusted as of any date on which the Conversion Rate is adjusted.  The adjusted Stock Prices will equal the Stock Prices applicable immediately before that adjustment of the Conversion Rate multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.

The table below sets forth the Make Whole Premiums for applicable Changes of Control that become effective prior to August 1, 2014, expressed in percentages of the Liquidation Preference of $1,000.00 per share of the Series F Preferred Stock):

MAKE WHOLE PREMIUMS

(% OF $1,000.00 LIQUIDATION PREFERENCE)

Effective Date of Change of Control	Stock Price on Effective Date of Change of Control
	$45.15	$47.50	$50.00	$52.50	$55.00	$60.00	$65.00	$70.00	$80.00	$90.00	$100.00	$200.00

1-Aug-04	0.000%	0.082%	2.878%	5.750%	8.706%	14.935%	13.414%	12.297%	11.126%	10.660%	10.402%	8.366%
1-Aug-05	0.000%	0.050%	2.788%	5.574%	8.411%	14.320%	12.439%	11.016%	9.530%	9.012%	8.782%	7.152%
1-Aug-06	0.000%	0.061%	2.770%	5.504%	8.257%	13.875%	11.580%	9.744%	7.793%	7.203%	7.006%	5.787%
1-Aug-07	0.000%	0.095%	2.791%	5.505%	8.217%	13.630%	10.908%	8.526%	5.878%	5.213%	5.068%	4.263%
1-Aug-08	0.000%	0.140%	2.828%	5.535%	8.237%	13.575%	10.537%	7.459%	3.668%	3.034%	2.974%	2.581%
1-Aug-09	0.000%	0.174%	2.856%	5.558%	8.257%	13.587%	10.496%	7.007%	0.000%	0.000%	0.000%	0.000%
1-Aug-10	0.000%	0.173%	2.855%	5.558%	8.257%	13.586%	10.496%	7.007%	0.000%	0.000%	0.000%	0.000%
1-Aug-11	0.000%	0.172%	2.854%	5.557%	8.256%	13.586%	10.496%	7.007%	0.000%	0.000%	0.000%	0.000%
1-Aug-12	0.000%	0.171%	2.853%	5.556%	8.255%	13.585%	10.496%	7.007%	0.000%	0.000%	0.000%	0.000%
1-Aug-13	0.000%	0.169%	2.852%	5.555%	8.255%	13.585%	10.496%	7.007%	0.000%	0.000%	0.000%	0.000%
1-Aug-14	0.000%	0.168%	2.851%	5.555%	8.254%	13.585%	10.495%	7.007%	0.000%	0.000%	0.000%	0.000%

(c) The exact Stock Price and Change of Control effective dates may not be set forth on the table, in which case if the Stock Price is:

(i) between two Stock Price amounts shown in the table above or the Change of Control effective date is between two dates shown in the table above, the Make Whole Premium will be determined by straight-line interpolation between Make Whole Premium amounts set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

(ii) more than $200.00 per share (subject to adjustment), no Make Whole Premium will be paid; and

(iii) less than $45.15 per share (subject to adjustment), no Make Whole Premium will be paid.

12.         Ranking.

In respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, the Series F Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and to any other class or series of capital stock of the Corporation other than any class or series referred to in clauses (ii) and (iii) of this sentence, (ii) on a parity with the Corporation’s outstanding Series B Cumulative

Redeemable Preferred Stock, par value $0.01 per share, Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, and Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share, and any class or series of capital stock of the Corporation the terms of which specifically provide that such class or series of capital stock ranks on a parity with the Series F Preferred Stock as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, and (iii) junior to any class or series of capital stock of the Corporation, the terms of which specifically provide that such class or series ranks senior to the Series F Preferred Stock as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation.  For avoidance of doubt, debt securities of the Corporation which are convertible into or exchangeable for shares of capital stock of the Corporation or any other debt securities of the Corporation shall not constitute a class or series of capital stock of the Corporation.

13.         Exclusion of Other Rights.

The Series F Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Certificate of Incorporation and this Certificate of Designations.

14.         Transfer Agent and Registrar.

The duly appointed Transfer Agent and Registrar for the Series F Preferred Stock shall be EquiServe Trust Company, N.A.  The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

15.         Form.

(a) Series F Preferred Stock shall be issued in the form of one or more permanent global shares of Series F Preferred Stock in definitive, fully registered form with the global legend (the “Global Shares Legend”) and, until such time as otherwise determined by the Corporation and the Registrar, the restricted shares legend (the “Restricted Shares Legend”), each as set forth on the form of Series F Preferred Stock certificate attached hereto as Exhibit A (each, a “Global Preferred Share”), which is hereby incorporated in and expressly made a part of this Certificate of Designations.  The Global Preferred Share may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation).  The Global Preferred Share shall be deposited on behalf of the holders of the Series F Preferred Stock represented thereby with the Registrar, at its New York office, as custodian for DTC or a Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided.  The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.  This Section 15(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary.  The Corporation shall execute and the Registrar shall, in accordance with this

Section, countersign and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of Cede & Co.  or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co.  or pursuant to instructions received from Cede & Co.  or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar.  Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Subdivision with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share.

(b) Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Series F Preferred Stock, unless —

(i) DTC is unwilling or unable to continue as Depositary for the Global Preferred Share and the Corporation does not appoint a qualified replacement for DTC within 90 days,

(ii) DTC ceases to be a “clearing agency” registered under the Exchange Act and the Corporation does not appoint a qualified replacement for DTC within 90 days or

(iii) the Corporation decides to discontinue the use of book-entry transfer through DTC (or any successor Depositary).  In any such case, the Global Preferred Share shall be exchanged in whole for definitive shares of Series F Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference, and bearing a Restricted Shares Legend (unless the Corporation determines otherwise in accordance with applicable law).

Definitive shares of Series F Preferred Stock shall be registered in the name or names of the Person or Person specified by DTC in a written instrument to the Registrar.

(c) A Global Preferred Share shall not be valid until it is signed by an authorized officer of the Corporation in accordance with its bylaws, by manual or facsimile signature, and an authorized signatory of the Transfer Agent manually countersigns the Global Preferred Share.  The signature shall be conclusive evidence that the Global Preferred Share has been authenticated under this Certificate of Designations.  Each Global Preferred Share shall be dated the date of its authentication.

16.         Registration; Transfer.

(a) The Series F Preferred Stock and the Common Stock issuable upon conversion of the shares of Series F Preferred Stock have not been registered under the Securities Act and may not be resold, pledged or otherwise transferred prior to the date when they no longer constitute

“Restricted Securities” for purposes of Rule 144(k) under the Securities Act other than (i) to the Corporation, (ii) to “Qualified Institutional Buyers” pursuant to and in compliance with Rule 144A under the Securities Act (“Rule 144A”), (iii) pursuant to a registration statement that has been declared effective under the Securities Act or (iv) pursuant to and in compliance with Rule 144 under the Securities Act, in each case, in accordance with any applicable securities laws of any state of the United States.  Any Series F Preferred Stock or shares of Common Stock issued upon the conversion of Series F Preferred Stock that are purchased or owned by the Corporation of any Affiliate thereof may not be resold by the Corporation or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Series F Preferred Stock or shares of Common Stock, as the case may be, no longer being “Restricted Securities” (as defined under Rule 144 under the Securities Act).

(b) Notwithstanding any provision to the contrary herein, so long as a Global Preferred Share remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Preferred Share, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with this Section 16; provided, however, that a beneficial interest in a Global Preferred Share bearing the Restricted Shares Legend may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in a different Global Preferred Share not bearing the Restricted Shares Legend in accordance with the transfer restrictions set forth in the Restricted Shares Legend and the provisions set forth in Section 16(c)(ii).

(c) Transfer Restrictions.

(i) Except for transfers or exchanges made in accordance with Section 16(c)(ii) of this Subdivision, transfers of a Global Preferred Share shall be limited to transfers of such Global Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(ii) If an owner of a beneficial interest in a Global Preferred Share deposited with the Depositary or with the Registrar as custodian for the Depositary wishes at any time to transfer its interest in such Global Preferred Share bearing the Restricted Shares Legend to a Person who is eligible to take delivery thereof in the form of a beneficial interest in a Global Preferred Share not bearing the Restricted Shares Legend, such owner may, subject to the rules and procedures of the Depositary, cause the exchange of such interest for a new beneficial interest in the applicable Global Preferred Share.  Upon receipt by the Registrar at its office in The City of New York of (A) instructions from the holder directing the Registrar to transfer its interest in the applicable Global Preferred Share, such instructions to contain the name of the transferee and appropriate account information, (B) a certificate in the form of Certificate of Transfer attached hereto as Exhibit B, given by the transferor, to the effect set forth therein, and (C) such other certifications, legal opinions and other information as the Corporation or the Registrar may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar shall instruct the Depositary to reduce or cause to be reduced such Global Preferred Share bearing the Restricted Shares Legend (in the form attached hereto as Exhibit A) by the number of shares of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Global Preferred Share that is being transferred, and concurrently with such reduction and debit, the Registrar will instruct the Depositary to increase or cause to be increased the applicable Global Preferred Share not bearing the Restricted Shares Legend by the aggregate number of shares being exchanged and to credit or cause to be credited to the account of the transferee the beneficial interest in the Global Preferred Share that is being transferred.

(iii) The Corporation will refuse to register any transfer of Series F Preferred Stock or any Common Stock issuable upon conversion of the shares of Series F Preferred Stock that is not made in accordance with the provisions of the Restricted Shares Legend and the provisions of Rule 144A or pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act; provided that the provisions of this Section 16(c)(iii) shall not be applicable to any Series F Preferred Stock that does not bear any Restricted Shares Legend or to any shares of Common Stock that do not bear the Common Share Legend.

(d) Removal of Restricted Shares Legend.  Except in connection with a Shelf Registration Statement contemplated by and in accordance with the terms of the Registration Rights Agreement relating to the Series F Preferred Stock and shares of Common Stock issuable on conversion of the Series F Preferred Stock (collectively, the “Registrable Securities”) if shares of Series F Preferred Stock are issued upon the transfer, exchange or replacement of Series F Preferred Stock bearing the Restricted Shares Legend, or if a request is made to remove such Restricted Shares Legend on Series F Preferred Stock, the Series F Preferred Stock so issued shall bear the Restricted Shares Legend and the Restricted Shares Legend shall not be removed unless there is delivered to the Corporation and the Registrar such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Corporation or the Registrar, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such shares of Series F Preferred Stock are not “Restricted Securities” within the meaning of Rule 144 under the Securities Act.  Upon provision of such satisfactory evidence, the Registrar, at the direction of the Corporation, shall countersign and deliver shares of Series F Preferred Stock that do not bear the Restricted Shares Legend.

(e) Conversion Shares.  Shares of Common Stock issued upon a conversion of the Series F Preferred Stock prior to the effectiveness of a Shelf Registration Statement shall be delivered in certificated form and shall bear the common share legend (the “Common Share Legend”) in the form set forth as Exhibit D hereto and include on its reverse side the Form of Certificate of Transfer for Common Shares set out in Exhibit E.  If (i) any shares of Common Stock issued prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the holder of Series F Preferred Stock or (ii) any shares of Common Stock represented by a certificate bearing the Common Share Legend are transferred subsequently by such holder, then the holder must deliver to the Registrar a certificate in substantially the form of Exhibit D as to compliance with the restrictions on transfer applicable to such shares of Common Stock and the Registrar shall not be required to register any transfer of such shares of Common

Stock not so accompanied by a properly completed certificate.  Such Common Share Legend may be removed, and new certificates representing the shares of Common Stock may be issued, upon the presentation of satisfactory evidence that such Common Share Legend is no longer required as described above in Section 16(c) with respect to the Series F Preferred Stock.

17.         Paying Agent and Conversion Agent.

(a) The Corporation shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Series F Preferred Stock may be presented for payment (the “Paying Agent”) and (ii) an office or agency where Series F Preferred Stock may be presented for conversion (the “Conversion Agent”).  The Transfer Agent shall act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Corporation.  The Corporation may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine.  The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent.  The Corporation may change any Paying Agent or Conversion Agent without prior notice to any holder.  The Corporation shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Corporation.  If the Corporation fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such.  The Corporation or any of its Affiliates may act as Paying Agent, Registrar, co-registrar or Conversion Agent.

(b) Payments due on the Series F Preferred Stock shall be payable at the office or agency of the Corporation maintained for such purpose in The City of New York and at any other office or agency maintained by the Corporation for such purpose.  Payments shall be payable by United States dollar check drawn on, or wire transfer (provided that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S.  dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Corporation, payment of dividends may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Series F Preferred Stock register.  Notwithstanding the foregoing, payments due in respect of beneficial interests in the Global Preferred Share shall be payable by wire transfer of immediately available funds in accordance with the procedures of the Depositary.

18.         Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

19.         Severability of Provisions.

If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series F Preferred Stock set forth in the Certificate of Incorporation and this Certificate of Designations are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of Series F Preferred Stock set forth in the Certificate of Incorporation which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series F Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

20.         No Preemptive Rights.

No holder of Series F Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Corporation.

IN WITNESS WHEREOF, The Mills Corporation has caused this Certificate of Designations to be duly executed by its Executive Vice President and Corporate Secretary this 23rd day of August, 2004.

The Mills Corporation

/s/ Thomas E. Frost
Thomas Frost
Executive Vice President
and Corporate Secretary

Witness:

/s/ Mark Dorigan
Name:	Mark Dorigan
Title:	Assistant Secretary

THE UNDERSIGNED, Executive Vice President and Corporate Secretary of THE MILLS CORPORATION, who executed on behalf of the Corporation this Certificate of Designations hereby acknowledges in the name and on behalf of said Corporation the foregoing Certificate of Designations to be the official act of the Board of Directors of the Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

The Mills Corporation

/s/ Thomas E. Frost
Thomas Frost
Executive Vice President
and Corporate Secretary

EXHIBIT A

FORM OF 6.75% SERIES F CONVERTIBLE CUMULATIVE
REDEEMABLE PREFERRED STOCK

Number:	Shares

CUSIP NO.: 601148604

6.75% Series F Convertible Cumulative Redeemable Preferred Stock
(par value $0.01 per share)
(liquidation preference $1,000.00 per share)

OF

THE MILLS CORPORATION

FACE OF SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS (AS DEFINED BELOW).

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

NONE OF THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING THIS

SECURITY, AGREES FOR THE BENEFIT OF THE CORPORATION THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE CORPORATION AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE CORPORATION, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE OFFER, SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, (4) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL IF THE CORPORATION SO REQUESTS), OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE CORPORATION THAT IT IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

THE SERIES F PREFERRED STOCK MAY NOT BE ACQUIRED OR HELD BY “BENEFIT PLAN INVESTORS.”  THE HOLDER HEREOF SHALL BE DEEMED TO HAVE REPRESENTED AND AGREED THAT NO PORTION OF THE ASSETS USED BY IT TO ACQUIRE THE SERIES F PREFERRED STOCK CONSTITUTES OR WHILE SUCH SERIES F PREFERRED STOCK IS HELD WILL CONSTITUTE ASSETS OF ANY (A) “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (B) “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE CODE, OR (C) ANY ENTITY ASSETS OF WHICH ARE (OR ARE DEEMED FOR PURPOSES OF ERISA OR SECTION 4975 OF THE CODE TO BE) ASSETS OF ANY SUCH “EMPLOYEE BENEFIT PLAN” OR “PLAN” WITHIN THE MEANING OF DEPARTMENT OF LABOR REG. SECTION 2510.3-101.

IMPORTANT NOTICE REGARDING RESTRICTIONS ON TRANSFER AND OWNERSHIP.

THE SERIES F PREFERRED STOCK IS SUBJECT TO RESTRICTIONS ON TRANSFER AND OWNERSHIP FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). EXCEPT AS OTHERWISE PROVIDED BY THE CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED (THE “CERTIFICATE OF INCORPORATION”), NO PERSON MAY ACQUIRE BENEFICIAL OWNERSHIP OF SHARES OF CAPITAL STOCK IN EXCESS OF 9.225% (OR SUCH GREATER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE

CORPORATION) IN VALUE OF THE OUTSTANDING CAPITAL STOCK OF THE CORPORATION (UNLESS SUCH PERSON IS AN EXISTING HOLDER).  SEPARATE RESTRICTIONS REGARDING EXISTING HOLDERS ARE SET FORTH IN ARTICLE XII OF THE CERTIFICATE OF INCORPORATION.  IN ADDITION, THE CERTIFICATE OF INCORPORATION FURTHER PROHIBITS ANY PERSON FROM ACQUIRING SHARES OF THE CORPORATION’S CAPITAL STOCK IF, AS A RESULT OF THE ACQUISITION:  (I) THE CORPORATION WOULD BE “CLOSELY HELD” WITHIN THE MEANING OF SECTION 856 OF THE CODE; (II) THE CAPITAL STOCK WOULD BE DIRECTLY OR INDIRECTLY OWNED BY FEWER THAN 100 PERSONS; OR (III) THE CORPORATION WOULD FAIL TO QUALIFY AS A “DOMESTICALLY CONTROLLED REIT” UNDER THE CODE.  ANY PERSON WHO ACQUIRES OR ATTEMPTS TO ACQUIRE BENEFICIAL OWNERSHIP OF SHARES OF CAPITAL STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION.  ANY SUCH PERSON WHO IS A STOCKHOLDER OF RECORD, AN ACTUAL OWNER, OR A BENEFICIAL OWNER OF CAPITAL STOCK AND EACH PERSON WHO IS HOLDING CAPITAL STOCK FOR AN ACTUAL OWNER OR A BENEFICIAL OWNER, AS DEFINED IN ARTICLE XII OF THE CERTIFICATE OF INCORPORATION SHALL PROVIDE TO THE CORPORATION WRITTEN OWNERSHIP INFORMATION AS REQUIRED BY ARTICLE XII OF THE CERTIFICATE OF INCORPORATION.  ANY SHARES OF CAPITAL STOCK SO HELD MAY BE SUBJECT TO MANDATORY REDEMPTION OR SALE IN CERTAIN EVENTS, AND CERTAIN PURPORTED TRANSFERS OF SHARES OF CAPITAL STOCK IN VIOLATION OF THE RESTRICTIONS IN SECTION 12.2 OF THE CERTIFICATE OF INCORPORATION SHALL BE VOID AB INITIO AND SHALL RESULT IN THE AUTOMATIC EXCHANGE OF THE SHARES OF CAPITAL STOCK IN EXCESS OF SUCH LIMITATIONS FOR SHARES OF EXCESS STOCK WHICH SHALL BE HELD IN TRUST BY THE CORPORATION.  A PERSON WHO ATTEMPTS TO BENEFICIALLY OWN SHARES IN VIOLATION OF THE OWNERSHIP PROVISIONS SET FORTH IN SECTION 12.2 OF THE CERTIFICATE OF INCORPORATION SHALL HAVE NO CLAIM, CAUSE OF ACTION OR ANY OTHER RECOURSE WHATSOEVER AGAINST A TRANSFEROR OF SUCH SHARES.  ALL CAPITALIZED TERMS IN THIS PARAGRAPH NOT OTHERWISE DEFINED IN THIS CERTIFICATE, SHALL HAVE THE MEANINGS SET FORTH IN THE CERTIFICATE OF INCORPORATION, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS.

The Mills Corporation, a Delaware corporation (the “Corporation”), hereby certifies that Cede & Co. or registered assigns (the “Holder”) is the registered owner of fully paid and non-assessable shares of preferred stock of the Corporation designated the 6.75% Series F Convertible Cumulative Redeemable Preferred Stock, par value $0.01 per share and with a liquidation preference of $1,000.00 per share (the “Series F Preferred Stock”).  The shares of Series F Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.  The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series F Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, as amended, and its Certificate of Designations establishing the terms of the Series F Preferred Stock (the “Certificate of Designations”), as the same may be amended from time to time in accordance with their terms.  Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations.  The Corporation will provide a copy of the

Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series F Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, the shares of the Series F Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, The Mills Corporation has executed this certificate as of the date set forth below.

THE MILLS CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Dated:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of the Series F Preferred Stock referred to in the within mentioned Certificate of Designations.

EquiServe Trust Company, N.A.
as Transfer Agent

By:
Name:
Title: Authorized Signatory

Dated:

REVERSE OF SECURITY

THE MILLS CORPORATION

6.75% Series F Convertible Cumulative Redeemable Preferred Stock

Dividends on each share of the Series F Preferred Stock shall be payable in cash at a rate per annum set forth on the face hereof or as provided in the Certificate of Designations.

The shares of the Series F Preferred Stock shall be redeemable as provided in the Certificate of Designations.  The shares of the Series F Preferred Stock shall be convertible into the Corporation’s shares of Common Stock in the manner and according to the terms set forth in the Certificate of Designations.  Upon the occurrence of certain Designated Events, holders of shares of the Series F Preferred Stock will have the right to require the Corporation to purchase such shares in the manner and according to the terms set forth in the Certificate of Designations.

The Corporation shall furnish to any Holder without charge a copy of the express terms of the shares represented by this certificate and of the other classes and series of shares that the Corporation is authorized to issue within five days of receipt of written request thereof.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series F Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of the Series F Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar.  The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Series F Preferred Stock Certificate)

Signature Guarantee:	(1)

(1) Signature must be guaranteed by an “eligible guarantor institution”(i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in order to Convert the Series F Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”)              shares of 6.75% Series F Convertible Cumulative Redeemable Preferred Stock (the “Series F Preferred Stock”), represented by stock certificate No(s)        (the “Series F Preferred Stock Certificate”) into shares of common stock, par value $0.01 per share (“Common Stock”), of The Mills Corporation (the “Corporation”) according to the conditions of the Corporation’s Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), and its Certificate of Designations establishing the terms of the Series F Preferred Stock (the “Certificate of Designations”), as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates.  No fee will be charged to the holder for any conversion, except for transfer taxes, if any.  A copy of each Series F Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Series F Preferred Stock shall be made pursuant to registration of the shares of Common Stock under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

Any holder, upon the exercise of its conversion rights in accordance with the terms of the Certificate of Incorporation and the Certificate of Designations, agrees to be bound by the terms of the Registration Rights Agreement.

The Corporation is not required to issue shares of Common Stock until the original Series F Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent.  The Corporation shall issue and shall deliver or cause to be delivered the shares of Common Stock not later than two Business Days following receipt of the original Series F Preferred Stock Certificate(s) to be converted.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:
Applicable Conversion Rate:
Number of shares of Convertible Series F Preferred Stock to be Converted:
Number of shares of Common Stock to be Issued:
Signature:
Name:
Address: (2)
Fax No.:

(2)           Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

SCHEDULE A

SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

The initial number of shares of the Series F Preferred Stock represented by this Global Preferred Share shall be                .  The following exchanges of a part of this Global Preferred Share have been made:

Date Of Exchange	Amount of decrease in number of Shares represented by this Global Preferred Share	Amount of increase in number of Shares represented by this Global Preferred Share	Number of shares represented by this Global Preferred Share following such decrease or increase	Signature of Authorized officer of Registrar

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

(Transfers pursuant to Section 16(c)(ii) or Section 16(c)(iii)

of the Certificate of Designations)

EquiServe Trust Company, N.A., as Transfer Agent

Mail Suite 4694

525 Washington Blvd.

Jersey City, NJ 07310

Attn: Philip Meyer

Re:                               The Mills Corporation

6.75% Series F Convertible Cumulative Redeemable Preferred Stock (the “Series F Preferred

Stock”)

Reference is hereby made to the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and its Certificate of Designations establishing the terms of the Series F Preferred Stock dated August 23, 2004, as such may be amended from time to time (the “Certificate of Designations”). Capitalized terms used but not defined herein shall have the respective meanings given them in the Certificate of Incorporation or the Certificate of Designations.

This Letter relates to                shares of the Series F Preferred Stock (the “Securities”) which are held in the form of a Global Preferred Share bearing the Restricted Shares Legend (CUSIP NO. 601148604) with the Depository in the name of [Name of Transferor] (the “Transferor”) to effect the transfer of the Securities.

In connection with such request, and in respect of the Series F Preferred Stock, the Transferor does hereby certify that shares of the Series F Preferred Stock are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms:

CHECK ONE BOX BELOW, AS APPLICABLE:

(1) ☐ to a transferee that the Transferor reasonably believes is a qualified institutional buyer, within the meaning of Rule l44A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule l44A;

(2) ☐ pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

(3) ☐ in accordance with another exemption from the registration requirements under the Securities Act (based upon an opinion of counsel if the Corporation so requests);

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(4) ☐ to the Corporation; or

(5) ☐ pursuant to a registration statement that has been declared effective under the Securities Act.

Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or (3) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Corporation has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as provided by Rule 144 under such Act in the case of box (2), or pursuant to an exemption from the registration requirements of the Securities Act other than Rule144 or Rule 144A in the case of box (3).

[Name of Transferor]

By:
Name:
Title:

Dated:

cc:                                 The Mills Corporation

1300 Wilson Boulevard

Suite 400

Arlington, VA 22209

Attn: Corporate Secretary

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EXHIBIT C

FORM OF NOTICE OF ELECTION OF REPURCHASE

UPON A DESIGNATED EVENT

TO:         THE MILLS CORPORATION

The undersigned hereby irrevocably acknowledges receipt of a notice from The Mills Corporation (the “Corporation”) as to the occurrence of a Designated Event with respect to the Corporation and requests and instructs the Corporation to purchase           shares of the Series F Preferred Stock in accordance with the terms of the Corporation’s Amended and Restated Certificate of Incorporation, as amended, and its Certificate of Designations establishing the terms of the Series F Preferred Stock (the “Certificate of Designations”), as such may be amended from time to time, at the Designated Event Purchase Price.  The certificate number(s) of such shares is/are                (include if the Series F Preferred Stock is certificated).

[Include in the event the Corporation elects to pay the Designated Event Purchase Price and/or the Make-Whole Premium, in whole or in part, in shares of Common Stock]  In the event the Corporation is unable to pay in shares of Common Stock the portion of the Designated Event Purchase Price and/or the Make-Whole Premium specified in the notice of the Designated Event but instead shall pay such portion entirely in cash because any of the conditions to payment of the Designated Event Purchase Price or Make-Whole Premium in shares of Common Stock is not satisfied prior to the close of business on the Business Day prior to the relevant Designated Event Purchase Date, the undersigned elects the following option (select one):

☐  to withdraw its Designated Event Purchase Election as to              of the shares of Series F Preferred Stock to which such election relates (state the principal amount and certificate numbers, if any, of the shares of Series F Preferred Stock as to which such withdrawal relates); or

☐  to receive cash in respect of the entire Designated Event Purchase Price for all shares of Series F Preferred Stock to which such election relates.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto pursuant to the Certificate of Designations.

Dated:	Aggregate Liquidation Preference to be
repurchased (if less than all):
$
Signature (s)

NOTICE: The above signatures of the
holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.	Social Security or Other Taxpayer Identification Number

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EXHIBIT D

FORM OF COMMON SHARE LEGEND

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE CORPORATION THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE CORPORATION AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE CORPORATION, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE OFFER, SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, (4) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL IF THE CORPORATION SO REQUESTS), OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE CORPORATION THAT IT IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

IMPORTANT NOTICE REGARDING RESTRICTIONS ON TRANSFER AND OWNERSHIP.

THE COMMON SHARES OF THE CORPORATION ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OWNERSHIP FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). EXCEPT AS OTHERWISE PROVIDED BY THE CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED (THE “CERTIFICATE OF INCORPORATION”), NO PERSON MAY ACQUIRE BENEFICIAL OWNERSHIP OF SHARES OF CAPITAL STOCK IN EXCESS OF 9.225% (OR SUCH GREATER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE CORPORATION) IN VALUE OF THE OUTSTANDING CAPITAL STOCK OF THE CORPORATION (UNLESS SUCH PERSON IS AN EXISTING HOLDER).  SEPARATE RESTRICTIONS REGARDING EXISTING HOLDERS ARE SET FORTH IN ARTICLE XII OF THE CERTIFICATE OF INCORPORATION.  IN ADDITION, THE CERTIFICATE OF INCORPORATION FURTHER PROHIBITS ANY PERSON FROM ACQUIRING SHARES OF THE CORPORATION’S CAPITAL STOCK IF, AS A RESULT OF THE ACQUISITION:  (I) THE CORPORATION WOULD BE “CLOSELY HELD” WITHIN THE MEANING OF SECTION 856 OF THE CODE; (II) THE CAPITAL STOCK WOULD BE DIRECTLY OR INDIRECTLY OWNED BY FEWER THAN 100 PERSONS; OR (III) THE CORPORATION WOULD FAIL TO QUALIFY AS A “DOMESTICALLY CONTROLLED REIT” UNDER THE CODE.  ANY PERSON WHO ACQUIRES OR ATTEMPTS TO ACQUIRE BENEFICIAL OWNERSHIP OF SHARES OF CAPITAL STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION.  ANY SUCH

D-1

PERSON WHO IS A STOCKHOLDER OF RECORD, AN ACTUAL OWNER, OR A BENEFICIAL OWNER OF CAPITAL STOCK AND EACH PERSON WHO IS HOLDING CAPITAL STOCK FOR AN ACTUAL OWNER OR A BENEFICIAL OWNER, AS DEFINED IN ARTICLE XII OF THE CERTIFICATE OF INCORPORATION SHALL PROVIDE TO THE CORPORATION WRITTEN OWNERSHIP INFORMATION AS REQUIRED BY ARTICLE XII OF THE CERTIFICATE OF INCORPORATION.  ANY SHARES OF CAPITAL STOCK SO HELD MAY BE SUBJECT TO MANDATORY REDEMPTION OR SALE IN CERTAIN EVENTS, AND CERTAIN PURPORTED TRANSFERS OF SHARES OF CAPITAL STOCK IN VIOLATION OF THE RESTRICTIONS IN SECTION 12.2 OF THE CERTIFICATE OF INCORPORATION SHALL BE VOID AB INITIO AND SHALL RESULT IN THE AUTOMATIC EXCHANGE OF THE SHARES OF CAPITAL STOCK IN EXCESS OF SUCH LIMITATIONS FOR SHARES OF EXCESS STOCK WHICH SHALL BE HELD IN TRUST BY THE CORPORATION.  A PERSON WHO ATTEMPTS TO BENEFICIALLY OWN SHARES IN VIOLATION OF THE OWNERSHIP PROVISIONS SET FORTH IN SECTION 12.2 OF THE CERTIFICATE OF INCORPORATION SHALL HAVE NO CLAIM, CAUSE OF ACTION OR ANY OTHER RECOURSE WHATSOEVER AGAINST A TRANSFEROR OF SUCH SHARES.  ALL CAPITALIZED TERMS IN THIS PARAGRAPH, NOT OTHERWISE DEFINED IN THIS CERTIFICATE, SHALL HAVE THE MEANINGS SET FORTH IN THE CERTIFICATE OF INCORPORATION, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS.”

D-2

EXHIBIT E

FORM OF CERTIFICATE OF TRANSFER

FOR SHARES OF COMMON STOCK

(Transfers pursuant to Section 16(e) of the

Certificate of Designations)

EquiServe Trust Company, N.A.

Mail Suite 4694

525 Washington Blvd.

Jersey City, NJ 07310

Attn: Philip Meyer

Re:                               The Mills Corporation

6.75% Series F Convertible Cumulative Redeemable Preferred Stock (the “Series F Preferred Stock”)

Reference is hereby made to the Corporation’s Amended and Restated Certificate of Incorporation, as amended, and its Certificate of Designations establishing the terms of the Series F Preferred Stock (the “Certificate of Designations”), as such may be amended from time to time. Capitalized terms used but not defined herein shall have the respective meanings given them in the Certificate of Designations.

This letter relates to                  shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of the Series F Preferred Stock and which are held in the name of [Name of Transferor] (the “Transferor”) to effect the transfer of such shares of Common Stock.

In connection with such request and in respect of the shares of Common Stock, the Transferor does hereby certify that the shares of Common Stock are being transferred (i) in accordance with applicable securities laws of any state of the United States or any other jurisdiction and (ii) in accordance with their terms:

CHECK ONE BOX BELOW

(1) ☐ to a transferee that the Transferor reasonably believes is a qualified institutional buyer, within the meaning of Rule l44A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule l44A;

(2) ☐ pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

(3) ☐ in accordance with another exemption from the registration requirements under the Securities Act (based upon an opinion of counsel if the Corporation so requests);

(4) ☐ to the Corporation; or

(5) ☐ pursuant to a registration statement that has been declared effective under the Securities Act.

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Unless one of the boxes is checked, the Transfer Agent will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or (3) is checked, the Transfer Agent shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Corporation has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as provided by Rule 144 under such Act in the case of box (2), or pursuant to an exemption from the registration requirements of the Securities Act other than Rule144 or Rule 144A in the case of box (3).

[Name of Transferor]

By :
Name:
Title:

Dated:

cc:                                 The Mills Corporation

1300 Wilson Boulevard

Suite 400

Arlington, VA 22209

Attn: Corporate Secretary

E-2